UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 10, 2004
 Date of Report (Date of earliest event reported):

COMMERCE ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32979	94-3392885
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Market Street, Steuart Tower
Suite 526
San Francisco, CA 94105
(Address of principal executive offices including zip code)

(415) 644-8700
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement

Item 2.01.    Completion of Acquisition or Disposition of Assets

On December 10, 2004, Commerce One, Inc. and its wholly-owned subsidiary, Commerce One Operations, Inc., closed the sales of their web service patents to JGR Acquisition, Inc. ("JGR") and substantially all of their remaining assets to Commerce Acquisition LLC, an affiliate of ComVest. The sale of our web service patents to JGR for $15.5 million was made pursuant to a patent purchase agreement, which is attached hereto as Exhibit 10.1. JGR also entered into a patent license agreement with Commerce One Operations, Inc., attached hereto as Exhibit 10.2, which agreement was assigned to Commerce Acquisition LLC in connection with the sale of substantially all of our remaining assets to Commerce Acquisition LLC for $4.1 million, which was a credit of a portion of debt we owed to ComVest. We expect to wind down our operations in the near future.

As of December 10, 2004, after the closing of the asset sales, we estimate that our total liabilities owed to our creditors totaled approximately $7.1 million, including approximately $1.0 million that will remain owed to ComVest. Our estimated liabilities are subject to upward adjustment for the ongoing costs of administration in the Chapter 11 case, claims resulting from termination of leases and contracts, and unanticipated claims filed by creditors in accordance with the bankruptcy laws governing our Chapter 11 case. Based on the amounts we received from our asset sales, we currently expect to be able to cover the liabilities owed to our creditors and the administrative and other costs associated with the bankruptcy proceeding. Amounts remaining after making such payments to our creditors will be paid to our stockholders.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective upon the closing of the asset sales, our remaining directors, Jack Acosta, Ken Gardner and Irv Lichtenwald, resigned from our board of directors.

Item 9.01.    Financial Statements and Exhibits

(c) Exhibits

10.1    Patent Purchase Agreement, dated December 10, 2004, by and between JGR Acquisition, Inc. and Commerce One Operations, Inc.      PDF

10.2    Patent License Agreement, dated December 10, 2004, by and between JGR Acquisition, Inc. and Commerce One Operations, Inc.      PDF

Forward Looking Statements

This current report on Form 8-K includes forward-looking statements within the meaning of the securities laws. These forward-looking statements include statements concerning the size of our debts and obligations, our ability to meet all of our debts and obligations, and our plan to wind down our operations. These statements reflect the current views and assumptions of Commerce One, and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. These factors include, but are not limited to, the following: the potential for our liabilities to increase and for further claims to be made against us; other external factors, including economic, political and other global conditions; and various other risks including, without limitation, those discussed in Commerce One's filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003 and its quarterly report on Form 10-Q for the quarter ended June 30, 2004. The information provided in this current report on Form 8-K is current as of the date of its publication. Commerce One expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any changes in expectations, or any change in events or circumstances on which those statements are based, unless otherwise required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCE ONE, INC.

/s/ Peter Seidenberg
Peter Seidenberg
Senior Vice President and Chief Financial Officer

Date: December 13, 2004